UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

SOURCE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55122	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Ave
Santa Monica, CA 90401

(Address of Principal Executive Offices)

(424) 322-2201

Registrant’s telephone number, including area code

Level 6/97 Pacific Highway

North Sydney NSW 2060

Australia

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01          Other Events.

(1)     Binding Memorandum of Understanding

On September 20, 2016, Source Financial, Inc. (“we” or the “Company”) and Edward DeFeudis, on behalf of the Company, entered into a Binding Memorandum of Understanding (the “MOU”) with CSES Group, Inc. (“Alltemp”) and William Lopshire and Kjell Nesen, solely as officers of Alltemp (collectively, the Company and Alltemp are herein referred to as the “Parties” and each, individually, is a “Party”).

Pursuant to the terms of the MOU, the Company will provide a minimum of $250,000 in bridge loans (“Bridge Loans”) to Alltemp. The Bridge Loans shall be evidenced by a demand convertible promissory note in the principal amount of $250,000 (the “Note”) bearing interest only at a rate of 10% per annum, interest payable quarterly commencing on January 15, 2016. In the event the merger is not consummated by the date the first quarterly payment is due (January 15, 2017), or in the event that the MOU is terminated by the Company pursuant to the terms as stated therein, Alltemp has agreed to issue common stock in Alltemp to the Company upon the Company’s request equal to five percent (5%) of Alltemp’s then issued and outstanding common stock on a fully diluted basis at the time of exercise. Upon exercise of this right by the Company, the Note shall be canceled.

The Parties intend to promptly begin negotiating to reach a written definitive agreement, subject to the approval of each Party’s board of directors, containing comprehensive representations, warranties, indemnities, conditions and agreements by the Parties. In the event the Parties fail to reach a final binding written agreement within thirty days of the date of the MOU, the MOU shall remain in effect, except that all further advances under the Bridge Loan, or otherwise, shall be in the Company’s sole discretion and the Company shall not be obligated to proceed with the merger, although the Company may elect to do so.

The obligation of the Company to fully fund the Bridge Loan and to complete other obligations required under the MOU is subject to completion of a due diligence review of Alltemp, its assets and business. Upon satisfactory completion of the Company’s due diligence investigation, the Parties will collaboratively act to adopt and execute a Plan of Merger for the two corporate entities.

CSES Group has developed a proprietary refrigerant technology after years of research and development called alltemp®. alltemp® is a proven replacement for many worldwide refrigerants that have detrimentally affected the global environment. CSES Group’s alltemp® refrigerants are environmentally friendly, sustainable and cost-efficient energy solutions for the residential and commercial marketplace. alltemp® refrigerants have broad applications ranging from Heating Ventilation and Air Conditioning (“HVAC”), refrigeration, and foam insulation to industrial solvents. alltemp® is the ideal solution for replacement of HCFC-22, better known as R-22, which is the world’s most commonly used refrigerant, R-410a, R-134a and R-404a. R-22 is rapidly being phased out in all developed countries due to environmental concerns over its strong effect on the depletion of the Earth’s ozone layer.

The foregoing description of the MOU does not purport to be complete and is qualified in its entirety by reference to the complete text of the MOU, which is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Binding Memorandum of Understanding, dated September 20, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Financial, Inc.

Date: October 6, 2016	By:	/s/ Edward C. DeFeudis
	Name:	Edward C. DeFeudis
	Title:	Chief Executive Officer

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